UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 27, 2020

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AUTOZONE, INC.

(Exact name of registrant as specified in its charter)

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Nevada	1-10714	62-1482048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 South Front Street

Memphis, Tennessee 38103

(Address of Principal Executive Offices) (Zip Code)

(901) 495-6500

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AZO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2020, William T. Giles, Executive Vice President and Chief Financial Officer, Finance, Information Technology and Store Development, Customer Satisfaction, notified AutoZone, Inc. (the "Company") of his intention to retire, effective December 31, 2020.

The Board of Directors of the Company intends to appoint Jamere Jackson as Executive Vice President and CFO-Elect, effective September 14, 2020, and Executive Vice President and Chief Financial Officer, Finance and Store Development, Customer Satisfaction, effective January 1, 2021.

Item 8.01. Other Events.

The Company also announced the retirement of Bill Hackney, Senior Vice President, Merchandising, Customer Satisfaction, effective December 31, 2020.

On August 27, 2020, the Company issued a press release announcing Mr. Giles' and Mr. Hackney's retirements and the expected appointments of their successors. The press release announcing these transitions is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1        Press Release dated August 27, 2020

104         Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOZONE, INC.

Date: August 27, 2020	By:	/s/ Kristen C. Wright
Kristen C. Wright
Senior Vice President, General Counsel and Secretary